UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PSYCHEMEDICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 27, 2020

Dear Stockholders:

We cordially invite you to attend the Annual Meeting of Stockholders, which will be held at the Boston Park Plaza Hotel, 50 Park Plaza, Boston, MA 02116 on May 14, 2020, at 2:00 P.M.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition, I will report on current operations and discuss our plans for growth. We will also have plenty of time for your questions and comments. I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with the Company and its directors and officers. I hope that you will be able to attend.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement.

Thank you for your ongoing support of, and continued interest in, Psychemedics Corporation.

Sincerely,

Raymond C. Kubacki
Chairman, Chief Executive Officer, and
President

PSYCHEMEDICS CORPORATION

289 Great Road, Suite 200

Acton, Massachusetts 01720

978-206-8220

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 27, 2020

The Annual Meeting of Stockholders will be held on May 14, 2020 at 2:00 P.M. at the Boston Park Plaza Hotel, 50 Park Plaza, Boston, MA 02116, for the following purposes, as more fully described in the proxy statement (the “Proxy Statement”):

1.	To elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified;

2.	To conduct a non-binding advisory vote on the compensation of our named executive officers;

3.	To ratify the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and

4.	To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 17, 2020 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 14, 2020:  We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement, our Annual Report for 2019, and a proxy card. Our Proxy Statement, Annual Report for 2019 and proxy card, are also available on the Internet that you may download and print by going to www.psychemedics.com/proxy.

We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on our website at www.psychemedics.com/proxy before voting.

By order of the Board of Directors,

Patrick J. Kinney, Jr.,
Secretary

The Company’s Annual Report for 2019 containing a copy of the Company’s Form 10-K (excluding exhibits) for the year ended December 31, 2019 is enclosed herewith.

Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the Annual Meeting.

PSYCHEMEDICS CORPORATION

289 Great Road, Suite 200

Acton, Massachusetts 01720

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2020

You are receiving this communication because you hold shares in PSYCHEMEDICS CORPORATION (hereinafter, the “Company”). We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement, our Annual Report for the year ended December 31, 2019, and a proxy card; and (ii) notifying you of the availability of these proxy materials on the internet that you may download and print by viewing www.psychemedics.com/proxy.  We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on our website at www.psychemedics.com/proxy before voting.

This statement is furnished to the stockholders of the Company in connection with management’s solicitation of proxies to be used at the Annual Meeting of Stockholders on May 14, 2020 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is March 27, 2020. Each proxy delivered pursuant to this solicitation, or any proxy that you may download from www.psychemedics.com/proxy, is revocable at the option of the person executing the same by written notice delivered to the Secretary of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires.

Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account, by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting. Your broker, trustee or nominee is obligated to provide you with a voting instruction card for you to use.

The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 2,758,466 shares, shall constitute a quorum. Under Nasdaq rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, including Proposal 3, the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. However, on non-routine matters such as Proposal 1, the election of directors, or Proposal 2, the non-binding advisory vote concerning executive compensation, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a quorum. A plurality is required to elect Directors, so the five persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. With respect to the ratification of the Audit Committee’s appointment of BDO USA, LLP, or the vote, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers, the Company will treat abstentions as shares that are present and entitled to vote. Since a majority of the shares represented at the meeting and entitled to vote is required for approval, abstentions will have the effect of a vote against approval of these proposals. These abstentions, however, are counted towards establishing a quorum for the Annual Meeting. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

For stockholders of record, all shares represented by the proxies mailed to stockholders will be voted at the Annual Meeting in accordance with instructions given by the stockholders. If no choice is specified, the proxies will be voted FOR Proposal 1, the election of the five nominees named under “Election of Directors”, unless authority to do so is withheld with respect to one or more of the nominees, FOR Proposal 2 - approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers, FOR Proposal 3 - ratification of the Audit Committee’s appointment of BDO USA, LLP for the year ending December 31, 2020, and in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting.

As of March 17, 2020, the Company had outstanding 5,516,931 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 17, 2020 to one vote on each of the matters to be voted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at five and has nominated five persons, all of whom are now directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy, or any proxy that you may download from www.psychemedics.com/proxy is duly executed and received in time for the Annual Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Raymond C. Kubacki, A. Clinton Allen, Harry Connick, Walter S. Tomenson, Jr. and Fred J. Weinert. In the event that any of the nominees becomes unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; or (ii) to leave a vacancy on the Board.

BUSINESS EXPERIENCE OF NOMINEES

Following is a list of names, ages and positions with the Company of all nominees for election as directors of the Company.

Name	Age	Position

Raymond C. Kubacki	75	Chairman of the Board, Chief Executive Officer,
		Chief Executive Officer,
		President, Director and Nominee

A. Clinton Allen	76	Director and Nominee, Member of
		Audit and Nominating Committees

Harry Connick	94	Director and Nominee, Member of Audit,
		Nominating and Compensation Committees

Walter S. Tomenson, Jr.	73	Director and Nominee, Member of Audit, Nominating and Compensation Committees

Fred J. Weinert	72	Director and Nominee, Member of Audit, Nominating, Compensation and Brazil Oversight Committees

2

All directors hold office until the next Annual Meeting of Stockholders or until their successors are elected.

Mr. Kubacki has been the Company’s President and Chief Executive Officer since 1991. He has also served as Chairman of the Board of the Company since 2003. From 2011 until 2016, he served as a director of Integrated Environmental Technologies, Ltd. From 2007 until 2010, he served as a director of Protection One, Inc. and from 2004 to 2007 he served as a director of Integrated Alarm Services Group, Inc. He is also a trustee of the Center for Excellence in Education based in Washington, D.C. and holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, an organization that provides educational and other services to public company directors, chief executive officers and corporate counsel. As a result of these and other professional experiences, Mr. Kubacki possesses particular knowledge and experience in marketing and operations that strengthen the Board’s collective qualifications, skills and experience. Mr. Kubacki has been a director of the Company since 1991.

Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, Inc., a holding company, and principal of the American College of Corporate Directors, an organization that provides educational and other services to public company directors, chief executive officers and corporate counsel. Mr. Allen also serves on the Board of Directors of Brooks Automation (BRKS: Nasdaq) and is Lead Director of LKQ Corporation (LKQ: NASDAQ), a Fortune 500 Company. Mr. Allen had previously served as a director of the Company from 1989 until 2003. He served as Vice-Chairman of the Company from 1990 to 2000 and Chairman from 2000 to 2003. He rejoined the Board as an independent member in 2015. Mr. Allen holds an Executive Masters Professional Director Certification from the American College of Corporate Directors. As a result of these and other professional experiences, Mr. Allen possesses particular knowledge and experience in corporate governance and audit practices that strengthen the Board’s collective qualifications, skills and experience.

Mr. Connick served as District Attorney for Orleans Parish (New Orleans, LA) from 1974 to 2003. In 2002 Mr. Connick received from Drug Czar, John P. Walters, the Director’s Award for Distinguished Service, in recognition of exemplary accomplishment and distinguished service in the fight against illegal drugs. As a result of these and other professional experiences, Mr. Connick possesses particular knowledge and experience in law enforcement and the effects of drugs of abuse and their effect on society that strengthen the Board’s collective qualifications, skills and experience. Mr. Connick has been a director of the Company since 2003.

Mr. Tomenson was a senior advisor to Integro Ltd., having retired in 2011. Mr. Tomenson was Managing Director and Chairman of Client Development of Marsh, Inc. from 1998 until 2004. From 1983 to 1998 he was Chairman of FINPRO, the financial/professional services division of Marsh, Inc. Mr. Tomenson is a Trustee of Trinity College School Fund, Inc. He also serves on the Executive Council of Inner-City Scholarship Fund. He is a board member and Vice-Chairman of the Achievement Centers for Children and Families (Delray Beach, FL). Mr. Tomenson holds an Executive Masters Professional Director Certification, their highest level award, from the American College of Corporate Directors. As a result of these and other professional experiences, Mr. Tomenson possesses particular knowledge and experience in marketing and distribution and human resources that strengthen the Board’s collective qualifications, skills and experience. Mr. Tomenson has been a director of the Company since 1999.

Mr. Weinert is an entrepreneur whose current activities are concentrated in commercial real estate, international business development and environmental consulting. He served on the Business Advisory Council for the University of Dayton from 1984 until 2005. From 1973 until 1989, Mr. Weinert held various executive positions in the Finance and Operations groups of Waste Management, Inc. and its subsidiaries, including 6 years as the President of Waste Management International, Inc. As a result of these and other professional experiences, Mr. Weinert possesses particular knowledge and experience in accounting, finance, capital structures, distribution and international operations that strengthen the Board’s collective qualifications, skills and experience. Mr. Weinert has been a director of the Company since 1991.

3

CORPORATE GOVERNANCE

General

The Company believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. The Board of Directors of the Company has responsibility for establishing broad corporate policies and reviewing the overall performance of the Company. The Company’s officers are responsible for day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through detailed monthly reports and presentations at Board and committee meetings.

The Board of Directors has delegated certain of its oversight responsibilities to four separate subcommittees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Brazil Oversight Committee, each of which is comprised solely of independent directors (see “Independence” below). Each of the Audit, Compensation and Nominating Committees operates under a special charter pertaining to such committee. Each such charter has been approved by the Board of Directors of the Company and is posted on the Company’s web site at www.psychemedics.com. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Kubacki is the only director who is also an employee of the Company. He is not included in deliberations concerning evaluation of his own compensation at any meetings of the Compensation Committee. All members of all committees are non-employee directors.

The Company has in place a comprehensive Code of Ethics and Conduct. You may obtain a copy of the Company’s Code of Ethics and Conduct by writing to the Company at Investor Relations, Psychemedics Corporation, 289 Great Road, Suite 200, Acton, Massachusetts 01720, or by viewing the Investor Information section of the Company’s website at www.psychemedics.com.

Independence

Under the rules of the Nasdaq Stock Market, a majority of the directors and all of the members of the Audit Committee must qualify as independent directors. The Board of Directors of the Company conducts an annual review of the independence of the members of the Board and its committees. Four of our five directors are nonemployee directors (all except Mr. Kubacki). Although the Board has not adopted categorical standards of materiality for independence purposes (other than those set forth in Securities and Exchange Commission Regulations and the Nasdaq Stock Market listing standards), information provided by the directors and the Company did not indicate any relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial), which would impair the independence of any of the nonemployee directors.

Certain Relationships and Related Transactions

The Board of Directors has adopted a policy whereby the Company’s Audit Committee is responsible for reviewing any proposed related party transaction. The types of transactions covered by the policy include payments for products or services to or indebtedness to or from, related parties, as defined in Item 404(b) of Regulation S-K under the federal securities laws. The Audit Committee has determined that there were no related party transactions with any related party in fiscal 2019 that would require disclosure under Item 404(a) of Regulation S-K.

4

Board of Directors Meetings and Committees

The Board of Directors met ten times in fiscal year 2019 (including teleconference meetings). During fiscal year 2019, each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of which such director was a member.

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the Company’s Annual Meeting in May 2019.

Audit Committee

The Audit Committee, whose members are Messrs. Allen, Connick, Tomenson and Weinert, reviews the appropriateness, quality and acceptability of the Company’s accounting policies and the integrity of financial statements reported to the public, and compliance with legal and regulatory requirements. The Board has determined that each member of the Audit Committee is an “independent director” under the rules of the Nasdaq Stock Market governing the qualifications of the members of audit committees, and each member of the Audit Committee satisfies the requirements of the Nasdaq Stock Market regarding competency in financial matters. In addition, the Board of Directors has determined that Mr. Weinert, the Chairman of the Audit Committee, and Mr. Allen, each qualifies as an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission rules. None of the Audit Committee members other than Mr. Allen serves on the audit committee of any other public company. The responsibilities of the Audit Committee and its activities during fiscal year 2019 are described in the Report of the Audit Committee set forth below in this proxy statement. The Audit Committee held five meetings during 2019 and acted by written consent in lieu of a meeting on one occasion in 2019.

Compensation Committee

The Compensation Committee, whose members are Messrs. Connick, Tomenson and Weinert, held four meetings during 2019. The Compensation Committee operates pursuant to a written charter (the “Compensation Committee Charter”) that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at the Company’s website, www.psychemedics.com. Under the provisions of the Compensation Committee Charter, the primary functions of the Compensation Committee include determining salaries and bonuses for the Company’s executive officers, individuals to whom stock options, other equity-based awards and cash awards are granted, and the terms upon which such grants and awards are made, adopting incentive plans, overseeing risks associated with the Company’s compensation policies and practices, evaluating the performance of the Company’s executive officers, reviewing with management compensation disclosures to be included in the Company’s filings with the Securities and Exchange Commission (“SEC”), and determining director compensation, benefits and overall compensation. The Compensation Committee has the sole discretion and express authority to retain and terminate any compensation consultant, including sole authority to approve the consultant’s fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Connick, Tomenson or Weinert has ever been an officer or employee of the Company or any subsidiary of the Company and no executive officer of the Company serves on the board of directors of any company at which any of the Compensation Committee members is employed.

Nominating Committee

The Nominating Committee, whose members are Messrs. Allen, Connick, Tomenson and Weinert, held one meeting during 2019. The Nominating Committee operates pursuant to a written charter (the “Nominating Committee Charter”) that was adopted by the Board of Directors. The Nominating Committee Charter is available at the Company’s website, www.psychemedics.com. Under the provisions of the Nominating Committee Charter, the Nominating Committee is charged with identifying and screening candidates, consistent with criteria approved by the Board of Directors, and making recommendations to the Board of Directors as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors. The Board of Directors has determined that each of the members of the Nominating Committee is independent as defined in the Nasdaq Stock Market’s listing standards.

5

The Nominating Committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and stockholders of the Company. The Nominating Committee evaluates identified Board candidates based on the criteria established by and periodically reviewed by the Nominating Committee. The Nominating Committee seeks to identify those individuals most qualified to serve as Board members and will consider many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote the time and effort required for Board responsibilities. The Nominating Committee does not assign any particular weight or importance to any one of these factors but rather considers them as a whole. Selected candidates are interviewed by members of the Nominating Committee and certain other Board members. Based on the foregoing, the Nominating Committee makes recommendations to the Board with respect to director nominees. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for election as a director at the 2021 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” below.

Brazil Oversight Committee

The Brazil Oversight Committee, whose sole member is Mr. Weinert, is responsible for corporate governance oversight of the Company’s operations in Brazil, including its relationship with its Brazil distributor and issues relating to the Company’s international operations generally. The Brazil Oversight Committee does not have a charter.

Board Leadership Structure, Risk Oversight, Executive Sessions of Nonemployee Directors, and Communications Between Stockholders and the Board

Board Leadership Structure

As noted above, our Board is currently comprised of four independent directors and one employee director. Mr. Kubacki has served as Chairman of the Board since 2003, and he has served as Chief Executive Officer and as a member of our Board since 1991. We believe that our independent, experienced directors, who constitute a majority of our Board, benefit Psychemedics and its stockholders. The Board has not appointed any of its members to serve as a lead independent director.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that Psychemedics is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the company and the Board eliminates the potential for confusion or duplication of efforts and provides clear leadership for Psychemedics. We believe Psychemedics, like many U.S. companies, has been well-served by this leadership structure.

As part of an annual self-evaluation, our Board of Directors conducts an evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Psychemedics and its stockholders. When making recommendations of future Board candidates, our Nominating Committee, under the authority vested in it under our Nominating Committee Charter, is provided flexibility to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on Psychemedics’ general risk management strategy, the most significant risks facing Psychemedics, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

6

The Board has delegated to the Audit Committee oversight of Psychemedics’ risk management process. Among its duties, the Audit Committee reviews with management (a) Psychemedics’ policies with respect to risk assessment and management of risks that may be material to Psychemedics, (b) Psychemedics’ system of disclosure controls and system of internal controls over financial reporting, and (c) Psychemedics’ compliance with legal and regulatory requirements. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact Psychemedics’ contingent liabilities and risks. Our full Board also considers and addresses risk as it performs its responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Psychemedics’ management is responsible for day-to-day risk management. Our Vice President – Finance undertakes primary responsibility for monitoring and testing for company-wide policies and procedures and manages the day-to-day oversight of the risk management strategy for the ongoing business of Psychemedics. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing Psychemedics and that our Board leadership structure supports this approach.

Executive Sessions of Nonemployee Directors

The Board holds executive sessions of its nonemployee directors generally at each regularly scheduled meeting. The Chairman of the Audit Committee serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

Interested parties, including stockholders, may communicate directly with the Chairman of the Audit Committee or the nonemployee directors as a group by writing to those individuals or the group at the following address: Psychemedics Corporation, 289 Great Road, Suite 200, Acton, Massachusetts 01720. If correspondence is received by the Corporate Secretary, it will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent directors of the Board. When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist Psychemedics in effectively addressing your concern, you may choose to remain anonymous, and Psychemedics will use its reasonable efforts to protect your identity to the extent appropriate or permitted by law.

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee also selects and appoints the independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and pre-approves the independent auditors’ services. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be viewed on the Company’s website under “Corporate Governance”.

The Audit Committee has reviewed our audited consolidated financial statements for 2019 with management, and management has represented to the Audit Committee that these financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and the sufficiency of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

7

The Audit Committee also reviewed with BDO USA, LLP, the Company’s independent registered public accounting firm for 2019, their judgments as to the quality, not just the acceptability, of accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB Rule 3526 and has discussed with the independent auditors the independence of the independent auditors. The Audit Committee considered and determined that the provision of non-audit services by BDO USA, LLP was compatible with maintaining auditor independence. Finally, the Audit Committee discussed with BDO USA, LLP the matters required to be discussed under the PCAOB Auditing Standard No. 1301, Communications with Audit Committees (AS 1301).

Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Members of the Audit Committee:

A Clinton Allen
Harry Connick
Walter S. Tomenson, Jr.
Fred J. Weinert

Director Compensation

Mr. Kubacki receives no additional compensation for serving on the Company’s Board of Directors. Each of the Company’s outside (non-employee) directors received cash compensation of $50,000 in 2019. In addition, Mr. Weinert received additional cash compensation of $15,000 in 2019 for serving as Chairman of the Audit Committee, and $180,000 for serving as the Board’s corporate governance representative overseeing the Corporation’s activities in Brazil. Each of the outside directors has also been granted from time to time equity awards under the Company’s equity compensation plans, most recently in May 2019. In each case the directors were granted stock unit awards or non-qualified stock options with an equivalent fair value, that in each case vest with respect to 50% of the number of shares covered thereunder on approximately the first anniversary of the date of grant, and with respect to the balance of 50% of the shares on the second anniversary of the date of grant. Any unvested stock unit awards or options terminate upon the cessation of a recipient’s service as a member of the Board of Directors, subject to partial or full vesting in the case of termination on account of retirement, death or permanent disability. In the event of a change in control of the Company (as defined in the stock unit award or option agreement evidencing the award) the stock unit awards or options become fully vested immediately prior to the effective date of such change in control.

8

The following table shows, for the fiscal year ended December 31, 2019, the compensation paid by the Company or accrued for such year, to the Company’s non-employee directors. The compensation paid to Mr. Kubacki for his service as Chairman, Chief Executive Officer and President, is reported in the Summary Compensation Table under the caption “Executive Compensation” below.

Director Compensation For Fiscal Year Ended December 31, 2019

(a)	(b)	(c)		(d)		(e)		(f)
Name	Fees Earned or Paid in Cash	Stock Awards	(1)	Option Awards	(1)	All other Compensation	(4)	Total
A. Clinton Allen	$ 50,000			$ 68,080	(3)			$ 118,080
Harry Connick	$ 50,000	$ 69,430	(2)					$ 119,430
Walter Tomenson, Jr.	$ 50,000			$ 68,080	(3)			$ 118,080
Fred J. Weinert	$ 245,000	$ 21,200	(2)	$ 68,080	(3)			$ 334,280

(1)	The amounts in columns (c) and (d) reflect the grant date fair values of awards to the named individuals in 2019.

(2)	Each such award vests with respect to 50% of the shares covered thereby on April 30, 2020 and the balance of the shares vest on April 30, 2021. As of December 31, 2019, the number of shares underlying unvested stock unit awards held by the directors was as follows: Mr. Connick: 8,250; and Mr. Weinert: 2,500.

(3)	Each such option grant award vests with respect to 50% of the shares covered thereby on April 30, 2020 and the balance of the shares vest on April 30, 2021. As of December 31, 2019, the number of shares underlying non-qualified stock options held by the directors was as follows: Mr. Allen: 62,500; Mr. Tomenson: 62,500 and Mr. Weinert: 80,500.

(4)	Any perquisites or other personal benefits received from the Company by the named director were less than the reporting thresholds established by the Securities and Exchange Commission ($10,000).

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive.

Throughout this proxy statement, the individual who served as the Company’s Chief Executive Officer during fiscal 2019, as well as the other individuals included in the Summary Compensation Table on page 12, are referred to as the “named executive officers” (“NEOs”).

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual performance goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of similarly sized public companies. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation and that its executives’ performance should be rewarded as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Chief Executive Officer but takes into account his recommendations when making compensation decisions with respect to the other executive officers.

9

The Chief Executive Officer annually reviews the performance of each other executive officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

In making compensation decisions, the Compensation Committee compares each element of total compensation against what the Compensation Committee believes to be the average amount paid to similarly situated executives at comparably sized publicly-traded and privately-held companies.

A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. The Compensation Committee determines the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. A significant portion of its total compensation payable to executive officers is in the form of cash bonus awards tied to achievement of performance goals and to the award of restricted stock units or stock options that would become vested over a period of time.

2019 Executive Compensation Components

For the fiscal year ended December 31, 2019, the principal components of compensation for named executive officers were:

•	base salary
•	performance-based cash incentive compensation; and
•	long-term equity incentive compensation

Base Salary

Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility, a market competitive assessment of similar roles at other companies and a comparison of salaries paid to peers within the Company. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of executive officers are based on the Compensation Committee’s assessment of the individual’s performance.

Incentive Cash Bonus Compensation

The Company typically provides its named executive officers with the opportunity to earn cash incentive bonuses. For most years, bonuses are determined based on a combination of qualitative and quantitative, company and individual measures, the details of which are established annually in the form of business objectives. The business objectives may vary for each executive based upon his or her responsibilities and may include financial and/or strategic measures. The Compensation Committee typically retains the discretion to amend the bonus program including the ability to increase or decrease any bonus payment and make changes to any financial and/or strategic measures. In 2019, the named executive officers’ bonuses were computed as follows: (i) up to Seven and one-half percent (7.5%) of base salary would be payable if the Company achieved pre-determined revenue targets; (ii) up to an additional Seven and one-half percent (7.5%) of base salary would be payable if the Company achieved pre-determined earnings per share targets; and (iii) up to an additional ten percent (10%) of base salary would be payable based on achievement of individual written performance objectives for the fiscal year, as determined by Mr. Kubacki (for named executive officers other than himself) and as determined by the Compensation Committee (with respect to achievement of the bonus award by Mr. Kubacki. The Compensation Committee retained sole discretion over all matters relating to the annual bonus payments, including, without limitation, the decision to pay any bonuses, the amount of each bonus, if any, the ability to increase or decrease any bonus payment and make changes to any financial and/or strategic measures.

10

Long-Term Equity Incentive Compensation

It is the philosophy of the Company to provide executives with incentives to receive equity in the Company and, thus, align their financial interests with those of the Company’s shareholders. The Company’s 2006 Incentive Plan provides long-term rewards and incentives to the Company’s named executive officers, as well as other participants.

Stock Unit Awards.

Stock unit awards (“Awards”) represent a right to receive shares of the Company’s Common Stock in varying amounts subject to satisfaction of certain time-based vesting requirements. The amount of stock unit awards granted to the named executive officers typically varies based upon their levels of responsibility, their individual performance and the Company’s performance for the year preceding the year of grant. Each of the units provides for vesting over the four-year period following the date of grant and are convertible into shares of Common Stock of the Company upon vesting.

Stock Options.

Stock options (“Option Awards”) represent a right to acquire shares of the Company’s Common Stock in varying amounts at a strike price equal to the closing price on the date of grant, subject to satisfaction of certain time-based vesting requirements. The number of Option Awards granted to the executive officers typically varies based upon their levels of responsibility and their individual performance. Each of the Option Awards provides for vesting over the four-year period following the date of grant.

Retirement and Other Benefits

The Company maintains a 401(k) plan for the benefit of all employees who have satisfied minimum age requirements. Employees have the opportunity to contribute to the plan on a before tax basis, subject to limits prescribed under the Internal Revenue Code. For fiscal year 2019, the Company matched 100% of the first 3% of pay, and 50% of the next 2% of pay, for a total potential match of 4%. All employee contributions and all Company matching contributions are 100% vested on the date of contribution. The Company does not maintain any separate non-qualified retirement plans.

Perquisites and Other Personal Benefits

Any perquisites or other personal benefits that the Company offers to its executive officers are below the threshold limit ($10,000 per executive, per annum) for reporting under SEC rules.

The Company has entered into Change of Control Severance Agreements with Messrs. Kubacki, Doucot and Schaffer. The Change of Control Severance Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for Messrs. Kubacki, Doucot and Schaffer is provided under the heading “Potential Payments upon Termination and Change in Control” on page 13.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year to named executive officers except, in the case of equity awards granted prior to 2018, to the extent they constituted performance-based compensation. Depending on future stock prices, it is possible that a portion of the payments that might be payable to Mr. Kubacki under the agreement with him described under the heading “Potential Payments upon Termination and Change in Control” on page 13 may not be fully deductible. Subject to the foregoing, the Company believes that all compensation paid to its executive officers is, or will be when paid, fully deductible for federal income tax purposes.

11

Summary of Cash and Certain Other Compensation

The following tables show, for the fiscal years ended December 31, 2019 and 2018, the total compensation earned by the Company’s Chief Executive Officer, as the Company’s principal executive officer, and those individuals who were the Company’s two most highly compensated executive officers other than the Chief Executive Officer (collectively the “named executive officers”) during the year ended December 31, 2019, and outstanding equity awards held by the named executive officers as of December 31, 2019.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Position	Year	Salary	Bonus (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Raymond C. Kubacki	2019	$525,000	$20,000		$180,600			$11,200	$736,800
Chairman, CEO, & President	2018	$512,500	$105,000		$160,160			$11,000	$788,660
Charles Doucot (5)	2019	$335,000	$-		$90,300	$-		$11,200	$436,500
Executive Vice President	2018	$177,346	$40,000		$102,960	$55,000		$11,000	$386,306
Michael I. Schaffer	2019	$283,500	$25,000		$30,100			$11,200	$349,800
Vice President Labortory Operations	2018	$275,300	$35,000		$28,600			$11,000	$349,900

(1)	The amounts in column (d) reflect cash bonus awards made to the executive officers based on achievement of certain financial and individual objectives, as described in more detail on page 10 under the heading “Incentive Cash Bonus Compensation”.
(2)	The amounts in column (f) reflect the grant date fair value of the awards with respect to stock options granted in the applicable year, measured in accordance with FASB ASC Topic 718. Amounts shown do not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. The assumptions used to calculate the value of option awards are set forth under Note 7—Stock-Based Awards, to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
(3)	The amount in column (g) represents commissions paid to the named executive officer.
(4)	The amounts shown in column (i) reflect for each named executive officer matching contributions allocated by the Company to each of the named executive officers during the applicable year pursuant to the Company’s 401(k) Plan (which is more fully described on page 11 under the heading “Retirement and Other Benefits”); the amount of perquisites attributable to each named executive officer did not exceed $10,000 in either 2018 or 2019.
(5)	Mr. Doucot commenced employment on May 1, 2018.

12

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Raymond C. Kubacki	17,600	4,400		$10.21	9/15/2025
	31,500	10,500		$13.82	5/12/2026
	20,000	20,000		$18.87	5/4/2027
	7,000	21,000		$21.04	5/3/2028
		60,000		$10.60	5/2/2029
Charles Doucot	4,500	13,500		$21.04	5/3/2028
		30,000		$10.60	5/2/2029
Michael I. Schaffer	5,625	1,875		$13.82	5/12/2026
	4,000	4,000		$18.87	5/4/2027
	1,250	3,750		$21.04	5/3/2028
		10,000		$10.60	5/2/2029

(1)	Based on closing price of $9.15 per share on December 31, 2019 on the Nasdaq Stock Market.

Potential Payments upon Termination and Change in Control

The Company has entered into change-in-control severance agreements with each of Messrs. Kubacki, Doucot and Schaffer providing for severance benefits for a period of up to 12 months in the event of termination within 12 months following a change in control (as defined in the agreements). The agreements provide for severance benefits only if (1) the Company undergoes a change in control (as defined in the agreement) and (2) within 12 months thereafter either (a) the Company (or its successor) terminates the employee (other than termination for “cause”), or (b) the employee terminates his employment for “good reason” (as defined in his agreement). The agreements do not provide for severance benefits in the event of an employee’s death or disability, or in the event of his voluntary termination without good reason. The agreements provide that the employee shall not compete with the Company during the period in which he is entitled to receive severance payments. Except for such change-in-control severance agreements, and except for the separate employment severance agreement with Mr. Doucot described below, none of the named executive officers has an employment agreement with the Company.

Each of the stock unit award and option agreements with Messrs. Kubacki, Doucot and Schaffer described in the Summary Compensation Table above provides that the vesting would accelerate upon a change in control. In the event the Company had incurred a change in control on December 31, 2019 and terminated the employment of Messrs. Kubacki, Doucot and Schaffer on such date, the amounts paid out to such named executive officers would have been as follows:

13

Payments and Benefits Upon Termination and Change in Control

(a)	(b)	(c)	(d)	(e)	(f)
Name	Salary and Bonus Continuation (1)	Accrued Vacation (2)	Health Benefits (3)	Acceleration of Equity Awards (4)	Total
Raymond C. Kubacki (5)
12 Month	$545,000	$20,192	$23,957	$-	$589,149
6 Month (change of location only)	$272,500	$20,192	$11,979	$-	$304,671
Charles Doucot (6)
12 Month	$340,000	$2,364	$23,996	$-	$366,360
Michael I. Schaffer (6)
12 Month	$312,700	$13,517	$23,957	$-	$350,174

(1)	The amounts in column (b) reflect the total amount of Base Salary, commission (if applicable) and Bonus compensation that would continue to be paid to the Executive during the indicated period following a termination in connection with a change-in-control on December 31, 2019. Such amounts are calculated based on the actual base salary, commission and bonus compensation earned or accrued during the prior 12-month period coinciding with or preceding such termination.

(2)	Accrued vacation is payable upon separation of service whether or not in connection with a change in control.

(3)	The amounts in column (d) represent the amount payable by the Corporation during the applicable period for continuation of health benefits.

(4)	The amounts in column (e) reflect: (i) the acceleration of the vesting under stock unit awards granted under the Company’s 2006 Incentive Plan triggered by a change in control, as provided in each executive officer’s respective stock unit award agreement with the Company, the valuation of which is determined by multiplying the number of stock unit awards that would have become vested on December 31, 2019 pursuant to such acceleration provision, times the closing price of the Company stock on such date ($9.15 per share); plus (ii) the acceleration of the vesting under in-the-money unvested stock options granted under the Company’s 2006 Incentive Plan triggered by a change in control, as provided in each executive officer’s respective stock option agreement with the Company, the valuation of which is determined by assuming a net exercise of all unvested stock options having an exercise price that is less than the closing price of the Company stock on such date ($9.15 per share) .

(5)	Mr. Kubacki’s arrangement provides for 12 months of salary and bonus continuation, in the event of a termination by the Company without cause (as defined in his agreement) or a termination by him for good reason (as defined in his agreement) in either case, within a 12 month period following a change in control of the Company (as such term is defined in the agreement), provided, however, that in the event of termination by Mr. Kubacki for good reason solely on account of a change in his required place of employment, following a change in control, then in lieu of 12 months of salary and bonus compensation, his benefits would be limited to 6 months of salary and bonus compensation.

(6)	Mr. Doucot and Dr. Schaffer’s arrangements provide for 12 months of salary and bonus continuation, in the event of a termination by the Company without cause (as defined in their respective agreements) or a termination by them for good reason (as defined in their respective agreements) in either case, within a 12 month period following a change in control of the Company (as such term is defined in the agreements).

Employment Severance Agreement

In addition to a change-in-control severance agreement, the Company also entered into an employment severance agreement with Mr. Doucot providing for severance benefits for a period of up to 6 months. The agreement provides for severance benefits if (a) the Company (or its successor) terminates Mr. Doucot (other than termination for “cause”), or (b) Mr. Doucot terminates his employment for “good reason” (as defined in his agreement). The agreement does not provide for severance benefits in the event of his death or disability, or in the event of his voluntary termination without good reason. Any payments under the severance agreement are reduced by the amount of any payments received by him under his change-in-control severance agreement.

14

Equity Compensation Plan Information

The following table provides information as of December 31, 2019, with respect to shares of the Company’s common stock that were issuable under the Company’s 2006 Incentive Plan (the “2006 Incentive Plan”).

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities that Remained Available for Future Issuance
Equity compensation plans approved by security holders	608,250	(1)	$14.94	(2)	231,557
Equity compensation plans not approved by security holders	-		-
Total	608,250		$14.94		231,557

(1)	This amount includes 584,000 shares subject to outstanding stock options with a weighted average remaining contractual term of 7.9 years and 24,250 shares subject to outstanding stock unit awards.
(2)	The weighted-average exercise price information does not include any outstanding stock unit awards.

PRINCIPAL STOCKHOLDERS AND

STOCKHOLDINGS OF MANAGEMENT

The following table shows, as of March 17, 2020, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (including their addresses) (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership	(1)	Percentage Owned	(2)
Renaissance Technologies LLC	475,177	(3)	8.6%
800 Third Avenue, New York, NY 10022

Kennedy Capital Management, Inc.	377,832	(4)	6.8%
10829 Olive Blvd., St. Louis, MO 63141

Tieton Capital Management	334,600	(5)	6.1%
4700 Tieton Drive, Suite C, Yakima, WA 98908

Crawford Investment	331,248	(6)	6.0%
600 Galleria Pkwy, Suite 1650 Atlanta, GA 30339

Raymond C. Kubacki	294,974	(7)(8)	5.2%
Fred J. Weinert	201,164	(7)(8)(9)	3.6%
Walter S. Tomenson, Jr.	82,399	(7)	1.5%
Harry Connick	55,837	(8)	1.0%
A. Clinton Allen	52,280	(7)	0.9%
Michael I. Schaffer	39,785	(7)	*
Charles Doucot	17,000	(7)	*

All Executive Officers and Directors (8 persons)	777,679	(10)	13.3%

* denotes ownership of less than 1%

15

(1)	Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.

(2)	Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or pursuant to the vesting of stock unit awards are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but with respect to options and stock unit awards, are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in this table.

(3)	Based on the statement on Schedule 13G/A dated February 13, 2020, each of Renaissance Technologies, LLC, a registered investment adviser, and Renaissance Technologies Holding Company has sole voting power over 445,862 shares of common stock, sole dispositive power over 473,904 shares of Common Stock, and shared dispositive power over 1,273 shares of Common Stock.

(4)	Based on the statement on Schedule 13G/A dated February 14, 2020, Kennedy Capital Management, Inc., a registered investment adviser, has sole voting and dispositive power over 377,832 shares of Common Stock.

(5)	Based on the statement on Schedule 13G dated January 24, 2020, Tieton Capital Management, a registered investment adviser, has shared voting and dispositive power over 334,600 shares of Common Stock.

(6)	Based on the statement on Schedule 13G dated February 14, 2020, Crawford Investment Counsel, Inc., a registered investment adviser, has shared voting and dispositive power over 331,248 shares of Common Stock.

(7)	Includes the following number of shares of Common Stock which the individual had a right to acquire within 60 days pursuant to the exercise of options: Mr. Kubacki –118,600; Mr. Weinert – 64,600; Mr. Tomenson – 51,000; Dr. Schaffer – 18,500; Mr. Allen – 51,000; and Mr. Doucot – 16,500.

(8)	Includes the following number of shares of Common Stock which the individual had the right to receive within 60 days pursuant to the vesting of stock unit awards: Mr. Weinert – 1,500; and Mr. Connick – 4,975.

(9)	Includes 108,381 shares held by Mr. Weinert as trustee of a trust and 1,600 shares held by Mr. Weinert’s spouse.

(10)	Includes 341,800 shares which the executive officers and directors had the right to acquire within 60 days pursuant to the exercise of options, and 7,850 shares which were issuable to the executive officers and directors within 60 days pursuant to the vesting of stock unit awards.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking the approval of its shareholders of an advisory resolution regarding the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Compensation.” While this shareholder vote on executive compensation is only an advisory vote that is not binding on the Company or the Board of Directors, the Company values the opinions of its shareholders and will consider the outcome of the vote when making future compensation decisions. Last year 68% of the shares present at the meeting voted in favor of the resolution. Based on that vote and our engagement we have not taken any actions in response to that say-on-pay vote.

As described more fully in the Executive Compensation section, the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure as compared to companies of a similar size in the same or similar industries in the region. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to earnings targets. We also include restricted stock awards and stock options with time-based vesting provisions that are designed to align executive incentives with long-term shareholder interests.

We urge shareholders to read the Executive Compensation section above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.

16

The 2019 fiscal year demonstrated our commitment to these principles and illustrated how our program responds to business challenges and the marketplace.

•	Performance-based compensation in the form of annual and long term incentives constituted 35% of 2019 total compensation target for our CEO and other named executive officers.

•	Due to declines in the Company’s revenues and earnings in 2019, no cash bonuses were paid to any of the Company’s named executive offices for 2019 for objectives related to the Company’s financial performance; some bonuses were paid on individual performance objectives.

•	Equity compensation awards, which comprised 100% of NEO long term compensation, continued to play an important role in rewarding NEOs for the achievement of long-term business objectives and providing incentives for the creation of stockholder value.

•	In 2018 and 2019, all equity awards made to named executive officers were in the form of options to acquire stock, which generate income only if the Company’s stock price increases.

The Company’s commitment to these principles has long preceded the 2019 fiscal year.

•	Average annual increases in base salaries for the named executive officers over the past five years averaged 3.6% per year.

•	In 2009, the peak of the recession, the Company opted not to award any stock unit awards or any other form of equity compensation to any officer or director.

•	In 2010, the officers took what amounted to a 5% pay cut in base salary.

•	The Company has been profitable every year since 1993, including the recession year of 2009, and has paid a dividend every quarter over the last 23 years.

The Company offers minimal “perquisites” benefits, no guaranteed bonuses, no tax gross ups, four-year vesting for all executive equity awards and an independent compensation committee.

In light of the above, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Compensation section above are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s success.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Psychemedics Corporation’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Psychemedics’ Board of Directors recommends a vote FOR the non-binding, advisory proposal to approve the executive compensation of our named executive officers, as disclosed in this proxy statement.

17

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2020 and recommends ratification of such appointment by the stockholders. During the 2019 fiscal year, BDO USA, LLP served as Psychemedics’ independent registered public accounting firm and also provided certain tax and non-audit services as described below. Although the Company is not required to seek stockholder approval of this appointment, the board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of BDO USA, LLP will be available at the Annual Meeting to respond to questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees paid or payable to BDO USA, LLP for services attributable to fiscal years 2019 and 2018:

	Fiscal Year
	2019	2018
Audit Fees (1)	$365,546	$482,577
Audit-Related Fees (2)	15,725	15,190
Tax Fees (3)	40,815	38,565
Total	$422,086	$536,332

(1)	Audit Fees – Fees for professional services rendered to the Company (or estimates of fees for services to be rendered) in connection with auditing the Company’s annual financial statements and reviewing the interim financial information included in the Company’s Quarterly Reports on Form 10-Q, consents and assistance with the review of documents filed with the Securities and Exchange Commission, and for 2018 only, auditing the Company’s internal control over financial reporting.

(2)	Audit-Related Fees – Fees billed to the Company or to the Company’s employee retirement plan for services related to the audit of the Company’s financial statements that are not reported under Audit Fees, which include audit work performed on certain of the Company’s benefit plans.

(3)	Tax Fees – Fees billed to the Company related to tax compliance and consultation.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided, in accordance with this pre-approval policy, and the fees for the services performed to date.

18

Psychemedics’ Board of Directors recommends a vote FOR the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholder proposals for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than November 30, 2020. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission and the Company’s Bylaws.

Our By-laws require that any shareowner proposal, including director nominations, that is not submitted for inclusion in our proxy statement under Rule 14a-8 referred to above, but is instead sought to be presented directly at the 2021 annual meeting, must be received at our principal executive offices at 289 Great Road, Suite 200, Acton, Massachusetts 01720 not earlier than January 11, 2021 and not later than February 9, 2021 and must satisfy the procedures set forth in such By-laws. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify the Company within this time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission. The Company’s By-laws can be downloaded from our website at www.psychemedics.com under “Investor Relations” and “Governance Documents”.

OTHER MATTERS

The Board of Directors knows of no other matters which may come before the Annual Meeting. However, if any matter not now known is presented at the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy, or any proxy that you may download from www.psychemedics.com/proxy, in accordance with their judgment on such matter.

The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.

GENERAL INFORMATION

The Company’s 2019 Annual Report is being mailed to shareholders with this Proxy Statement.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 may be obtained without charge by writing to the Company at Investor Relations, Psychemedics Corporation, 289 Great Road, Suite 200, Acton, Massachusetts 01720, or by viewing the “Investors” section of the Company’s website at www.psychemedics.com.

By order of the Board of Directors,

PATRICK J. KINNEY, JR.,
Secretary

March 27, 2020

19

PSYCHEMEDICS
Superior Science. Superior Results.

VOTE

Annual Meeting Proxy Card

A Voting Items

1. Election of Directors:

Nominees:
01 - Raymond C. Kubacki
02 - A. Clinton Allen
03 - Harry Connick
04 - Walter S. Tomenson, Jr.
05 - Fred J. Weinert

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

01	02	03	04	05
☐	☐	☐	☐	☐

	For	Against	Abstain
2. Advisory vote on executive compensation	☐	☐	☐

	For	Against	Abstain
3. Ratification of Appointment of BDO USA LLP	☐	☐	☐

1 U P X 4 5 4 9 7 5

037KYB

01 - Raymond C. Kubacki 02 - A. Clinton Allen 3. - Harry Connick 4. - Walter S. Tomenson, Jr. 05 - Fred J. Welnert 05 1 U P X For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 0 3 7 K YB + + Voting Items A Nomine e s: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card The Board of Directors recommends a vote FOR all of the following nominees: 1. Election of Directors: The Board of Directors recommends a vote FOR the follo wing item: 2. Advisory vote on executive compensation For Against Abstain For Against Abstain The Board of Directors recommends a vote FOR the following item: 3. Ratification of Appointment of BDO USA LLP MMMMMMMM M 4 5 4 9 7 5 MMMMMMMMMMMM

PROXY FOR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Raymond C . Kubacki, attorney of the undersigned (with full power of substitution), to vote for and in the name of the undersigned, at the 2020 Annual Meeting of Stockholders of Psychemedics Corporation (the “Company”) to be held on Thursday, May 14 , 2020 at 2 : 00 p . m . at the Boston Park Plaza Hotel, 50 Park Plaza, Boston, MA 02116 and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present . Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the Company’s Proxy Statement dated March 27 , 2020 and on such other matters as may properly come before the meeting . If no such instruction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations . PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Psychemedics Corporation